Exhibit 99.1
American Commercial Lines Announces First Quarter 2010 Results
JEFFERSONVILLE, Ind., April 28 /— American Commercial Lines Inc. (Nasdaq: ACLI) (“ACL” or the “Company”) today announced results for the first quarter ended March 31, 2010. Revenues for the quarter were $148.3 million, a 23.0% decrease compared with $192.7 million for the first quarter of 2009. Transportation revenue declined by 13.2% and manufacturing revenue fell 67.5% on fewer units sold. The Company had a loss from continuing operations of $3.5 million or $0.27 per diluted share, compared to a loss from continuing operations of $4.5 million or $0.35 per diluted share for the first quarter of 2009. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations for the quarter was $15.1 million with an EBITDA margin of 10.2%, compared to $14.2 million for the first quarter of 2009 with an EBITDA margin of 7.4%. The attachment to this press release reconciles net income to EBITDA.
Results for the first quarter of 2009 included after-tax severance and Houston sales office closure expenses of $2.4 million or $0.19 per share and an after tax charge of $0.4 million or $0.03 per share related to a customer’s bankruptcy filing.
Commenting on first quarter results, Michael P. Ryan, President and Chief Executive Officer, stated, “The difficult economic conditions continue to impact demand for our transportation services and our new barge manufacturing. The excess barge capacity which exists as a result of this lower demand continues to negatively impact pricing strength in our industry. Despite these factors, strong cost controls and higher gains from asset management actions increased our transportation segment’s operating income by $6.2 million. Our heightened focus on safety, as well as early results of our strategic initiatives to improve the cost structure and the fundamentals of our business through realignment of personnel and the sale of non-essential assets are driving our positive year-over-year direction. Transportation SG&A costs decreased by $4.9 million due to lower salaries, benefits, claims and marketing spending in the current quarter and by an additional $4.7 million due to the non-comparable reorganization charges in 2009.
“Our manufacturing segment’s operating income decreased by $3.9 million compared to the prior year driven by 25 weather-related lost production days and an increased focus on building dry barges for ACL to improve our transportation fleet. With the economic recovery beyond our control, we remain focused on improving our business fundamentals, aggressively controlling costs and pursuing our strategy of business mix improvement to prepare our Company to generate maximum financial returns when post recession transportation and manufacturing volumes return to our system.”
Transportation Results
The transportation segment’s revenues were $134.9 million in the first quarter of 2010 compared to $155.5 million in the first quarter of 2009, a decrease of $20.6 million or 13.2% over the first quarter of the prior year. Affreightment revenues decreased $12.0 million or 11.4% driven by a 16.5% decline in ton-mile volume, partially offset by 5.1% higher fuel-neutral pricing due to the improved mix of products transported. Higher margin liquid affreightment volumes increased 20.1% from the prior year and dry bulk volumes decreased by 6.1% due primarily to lower salt shipments. Lower margin grain and coal volumes decreased by 13.5% and 37.3%, respectively from the prior year. Total affreightment volume measured in ton-miles declined in the first quarter of 2010 to 7.5 billion compared to 8.9 billion in the same period of the prior year. Non-affreightment revenues decreased by $8.6 million or 17.2% primarily due to $4.6 million lower demurrage revenue and $3.9 million lower towing revenue. The average number of liquid barges in charter/day rate service decreased in the first quarter by 35 barges over the prior year quarter.
The transportation segment’s operating income in the first quarter of 2010 was $2.8 million compared to a transportation segment operating loss in the first quarter of 2009 of $3.4 million. Included in the transportation segment 2009 first quarter operating income results are $4.0 million in SG&A costs for the 2009 salaried workforce reduction and the Houston sales office closure and $0.7 million related to the bankruptcy filing of a customer.
The improvement in the operating income between years was primarily attributable to the prior year non-comparable charges, other SG&A reductions, gains resulting from asset management actions and improved revenue mix. These were partially offset by the impact of lower overall revenue in relation to fixed and semi-variable expenses.
Manufacturing Results
Manufacturing revenues were $11.4 million in the first quarter of 2010 compared to $35.2 million in the first quarter of 2009. In the first quarter of 2010, Jeffboat, our manufacturing segment, sold three liquid tank barges and one ocean-going liquid tank barge and delivered 33 covered dry barges for internal use. In the first quarter of 2009, Jeffboat sold 11 liquid tank barges and delivered one liquid tank barge for internal use. Manufacturing operating margin was 2.1% or $0.2 million in the first quarter of 2010 compared to 11.7% or $4.1 million in the first quarter of 2009. The decrease in margin is primarily attributable to the significantly lower level of external production and lower margin contracts, reflective of reduced customer demand and competitive pricing pressure. Manufacturing productivity was also negatively impacted by weather with 12 more lost production days in 2010 than in 2009. The first quarter was not impacted by the labor strike at Jeffboat that began on April 2, 2010. The Company does not expect the strike to have a material impact to the Company’s operations or financial results in 2010.
Cash Flow and Debt
Long term debt increased by $11.3 million in the quarter to $356.8 million at March 31, 2010 primarily due to the changes in working capital and the net cash used in investing activities in the quarter. Total availability under the Company’s revolving facility was approximately $223 million at March 31, 2010.
During the first quarter the Company had $15.5 million of capital expenditures primarily related to $14 million in costs of new dry covered barges. The Company also generated $7.2 million in proceeds from asset management actions in the quarter, primarily from the sale of surplus boats. The Company generated $0.3 million in cash from operations during the quarter compared to a $25.1 million in the prior year. Approximately three-quarters of the current year decline in cash from operations were driven by unfavorable changes in working capital. The working capital changes were attributable to a difference in the timing of the payment of interest on our existing outstanding debt when compared to the prior year, higher inventory levels driven by our internal barge build program and weather-delayed delivery of several external tank barges combined with the impact of reduced other current liabilities.
First Quarter 2009 Earnings Conference Call
ACL will conduct a conference call to discuss the Company’s first quarter 2010 earnings on April 28, 2010 at 10:00 a.m. Eastern time. ACL’s live webcast, featuring a slide presentation, may be accessed at www.aclines.com. The telephone numbers to access the conference call are: Domestic 800-573-4754; International 617-224-4325; and the Participant Passcode is 12803984. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at http://www.aclines.com within three hours of the conclusion of the live call and will remain available through June 28, 2010. Following this date, the slide presentation will remain archived at www.aclines.com.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $850 million in revenues and approximately 2,570 employees as of December 31, 2009. For more information about American Commercial Lines Inc. visit www.aclines.com.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s filings with the SEC, including our report on Form 10-K. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except shares and per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2010	2009
Revenues
Transportation and Services	$136,854	$157,471
Manufacturing	11,442	35,234

Revenues	148,296	192,705

Cost of Sales
Transportation and Services	123,052	140,066
Manufacturing	10,532	30,436

Cost of Sales	133,584	170,502

Gross Profit	14,712	22,203

Selling, General and Administrative Expenses	11,620	21,313

Operating Income	3,092	890

Other Expense (Income)
Interest Expense	9,853	8,531
Other, Net	(54)	(276)

Other Expenses	9,799	8,255

Loss from Continuing Operations before Income Taxes	(6,707)	(7,365)

Income Tax Benefit	(3,227)	(2,891)

Loss from Continuing Operations	(3,480)	(4,474)

Discontinued Operations, Net of Tax	—	(984)

Net Loss	$(3,480)	$(5,458)

Basic loss per common share:
Loss from continuing operations	$(0.27)	$(0.35)
Loss from discontinued operations, net of tax	—	(0.08)

Basic loss per common share	$(0.27)	$(0.43)

Loss per common share — assuming dilution:
Loss from continuing operations	$(0.27)	$(0.35)
Loss from discontinued operations, net of tax	—	(0.08)

Loss per common share — assuming dilution	$(0.27)	$(0.43)

Weighted Average Shares Outstanding:
Basic	12,761,816	12,687,820
Diluted	12,761,816	12,687,820

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except shares and per share amounts)

	March 31,	December 31,
	2010	2009 (1)
ASSETS
Current Assets
Cash and Cash Equivalents	$1,329	$1,198
Accounts Receivable, Net	67,028	93,295
Inventory	42,796	39,070
Deferred Tax Asset	3,640	3,791
Assets Held for Sale	—	3,531
Prepaid and Other Current Assets	22,718	23,879

Total Current Assets	137,511	164,764
Properties, Net	525,481	521,068
Investment in Equity Investees	4,484	4,522
Other Assets	31,555	33,536

Total Assets	$699,031	$723,890

LIABILITIES
Current Liabilities
Accounts Payable	$28,705	$34,163
Accrued Payroll and Fringe Benefits	11,486	18,283
Deferred Revenue	13,201	13,928
Accrued Claims and Insurance Premiums	12,459	16,947
Accrued Interest	6,055	13,098
Current Portion of Long Term Debt	114	114
Customer Deposits	1,000	1,309
Other Liabilities	27,089	31,825

Total Current Liabilities	100,109	129,667
Long Term Debt	356,749	345,419
Pension and Post Retirement Liabilities	31,967	31,514
Deferred Tax Liability	37,879	40,133
Other Long Term Liabilities	6,385	6,567

Total Liabilities	533,089	553,300

STOCKHOLDERS’ EQUITY
Common stock; authorized 50,000,000 shares at $.01 par value;
16,017,110 and 15,898,596 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	160	159
Treasury Stock; 3,210,897 and 3,179,274 shares at March 31, 2010 and December 31, 2009, respectively	(314,049)	(313,328)
Other Capital	299,213	299,486
Retained Earnings	180,382	183,862
Accumulated Other Comprehensive Income	236	411

Total Stockholders’ Equity	165,942	170,590

Total Liabilities and Stockholders’ Equity	$699,031	$723,890

(1)	The Consolidated Balance Sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date, but does not included all the information and footnotes required by generally accepted accounting principles.

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Quarter Ended March 31,
	2010	2009
Net Loss from Continuing Operations	$(3,480)	$(4,474)
Discontinued Operations, Net of Income Taxes	—	(984)

Consolidated Net Loss	$(3,480)	$(5,458)

Adjustments from Continuing Operations:
Interest Income	(1)	(6)
Interest Expense	9,853	8,531
Depreciation and Amortization	11,999	13,084
Taxes	(3,227)	(2,891)
Adjustments from Discontinued Operations:
Interest Income	—	(1)
Interest Expense	—	10
Depreciation and Amortization	—	456
Taxes	—	(613)

EBITDA from Continuing Operations	15,144	14,244
EBITDA from Discontinued Operations	—	(1,132)

Consolidated EBITDA	$15,144	$13,112

EBITDA from Continuing Operations by Segment:
Transportation Net Loss	$(3,745)	$(8,727)
Interest Income	(1)	(6)
Interest Expense	9,853	8,531
Depreciation and Amortization	11,074	12,135
Taxes	(3,227)	(2,912)

Transportation EBITDA	$13,954	$9,021

Manufacturing Net Income	$228	$4,152
Depreciation and Amortization	841	866

Total Manufacturing EBITDA	1,069	5,018
Intersegment Profit	—	—

External Manufacturing EBITDA	$1,069	$5,018

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments		All Other	Intersegment
	Transportation	Manufacturing	Segments	Elimination	Total
Quarter ended March 31, 2010
Total revenue	$135,064	$25,485	$1,932	$(14,185)	$148,296
Intersegment revenues	142	14,043	—	(14,185)	—

Revenue from external customers	134,922	11,442	1,932	—	148,296
Operating expense
Materials, supplies and other	49,821	—	—	—	49,821
Rent	5,238	—	—	—	5,238
Labor and fringe benefits	29,039	—	—	—	29,039
Fuel	27,887	—	—	—	27,887
Depreciation and amortization	11,074	—	—	—	11,074
Taxes, other than income taxes	3,118	—	—	—	3,118
Gain on disposition of equipment	(3,871)	—	—	—	(3,871)
Cost of goods sold	—	10,532	746	—	11,278

Total cost of sales	122,306	10,532	746	—	133,584
Selling, general & administrative	9,807	664	1,149	—	11,620

Total operating expenses	132,113	11,196	1,895	—	145,204

Operating income	$2,809	$246	$37	$—	$3,092

Quarter ended March 31, 2009
Total revenue	$155,487	$36,868	$2,049	$(1,699)	$192,705
Intersegment revenues	—	1,634	65	(1,699)	—

Revenue from external customers	155,487	35,234	1,984	—	192,705
Operating expense
Materials, supplies and other	56,823	—	—	—	56,823
Rent	5,575	—	—	—	5,575
Labor and fringe benefits	31,153	—	—	—	31,153
Fuel	32,316	—	—	—	32,316
Depreciation and amortization	12,135	—	—	—	12,135
Taxes, other than income taxes	3,511	—	—	—	3,511
Gain on disposition of equipment	(2,104)	—	—	—	(2,104)
Cost of goods sold	—	30,436	657	—	31,093

Total cost of sales	139,409	30,436	657	—	170,502
Selling, general & administrative	19,435	672	1,206	—	21,313

Total operating expenses	158,844	31,108	1,863	—	191,815

Operating (loss) income	$(3,357)	$4,126	$121	$—	$890

AMERICAN COMMERCIAL LINES INC.
SELECTED FINANCIAL AND NONFINANCIAL DATA
(Dollars in thousands except where noted)
(Unaudited)

	Quarter Ended Dec. 31,
	2010	2009
Consolidated EBITDA	$15,144	$13,112

Transportation Revenue and EBITDA
Revenue	$134,922	$155,487
EBITDA	13,954	9,021

Manufacturing Revenue and EBITDA (External and Internal)
Revenue	$25,485	$36,868
EBITDA	1,069	5,018

Manufacturing External Revenue and EBITDA
Revenue	$11,442	$35,234
EBITDA	1,069	5,018

Average Domestic Barges Operated
Dry	2,147	2,231
Liquid	354	385

Total	2,501	2,616

Fuel Price (Average Dollars per gallon)	$2.07	$1.98

Capital Expenditures (including software)	$15,676	$8,848
Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of the Company’s revenues before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Quarter Ended March 31, 2010 as compared with Quarter Ended March 31, 2009
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Quarter Ended March 31,			1st Quarter
	2010	2009	Variance	2010	2009
REVENUE
Transportation and Services	$136,854	$157,471	$(20,617)	92.3%	81.7%
Manufacturing (external and internal)	25,485	36,868	(11,383)	17.2%	19.1%
Intersegment manufacturing elimination	(14,043)	(1,634)	(12,409)	(9.5%)	(0.8%)

Consolidated Revenue	148,296	192,705	(44,409)	100.0%	100.0%

OPERATING EXPENSE
Transportation and Services	134,008	160,707	(26,699)
Manufacturing (external and internal)	25,239	32,742	(7,503)
Intersegment manufacturing elimination	(14,043)	(1,634)	(12,409)

Consolidated Operating Expense	145,204	191,815	(46,611)	97.9%	99.5%

OPERATING INCOME
Transportation and Services	2,846	(3,236)	6,082
Manufacturing (external and internal)	246	4,126	(3,880)
Intersegment manufacturing elimination	—	—	—

Consolidated Operating Income	3,092	890	2,202	2.1%	0.5%

Interest Expense	9,853	8,531	1,322
Other Expense (Income)	(54)	(276)	222

Loss Before Income Taxes	(6,707)	(7,365)	658

Income Tax Benefit	(3,227)	(2,891)	(336)
Discontinued Operations	—	(984)	984

Net Loss	$(3,480)	$(5,458)	$1,978

Domestic Barges Operated (average of period beginning and end)	2,501	2,616	(115)

Revenue per Barge Operated (Actual)	$53,947	$59,437	$(5,490)